Exhibit 99. d.

                       STOCK SECURITY AND PLEDGE AGREEMENT

                  THIS STOCK SECURITY AND PLEDGE AGREEMENT ("Agreement") made and entered on this 27th day of January, 1999, by and among The Farmers & Merchants National Bank, 53 South Laurel Street, Bridgeton, New Jersey 08302 ("Lender" and "Escrow Agent"), and COMREST, a New Jersey Partnership and W.H.R. REALTY PARTNERSHIP, a New Jersey Partnership, 899 Mountain Avenue, Suite lB, Springfield, New Jersey 07081 ("Borrower"), and RASCALS COMEDY CLUB STAGE DOOR GRILL INC., a New Jersey Corporation, 899 Mountain Avenue, Suite 1B, Springfield, New Jersey 07081 ("Guarantor"), and Mark Magnusson and Eduardo Rodriguez, 899 Mountain Avenue, Suite 1B, Springfield, New Jersey 07081 ("Stockholders").

                             BACKGROUND OF AGREEMENT

                  1.  The  Lender  has  loaned  to  the   Borrower  the  sum  of
$2,000,000.00 pursuant to a Loan Agreement dated January 27th, 1999 between the Lender and the Borrower ("Loan Agreement").

                  2. The Borrower has executed and delivered to the Lender its mortgage note ("Note"), in the principal sum of $2,000,000.00, and other security ("Additional Collateral") pursuant to the Loan Agreement. The Guarantor has executed and delivered to the Lender its guaranty agreement ("Guaranty") wherein the Guarantor, among other things, has guaranteed payment of Borrower's obligations to Lender incurred pursuant to the Loan Agreement and Note and other Related Documents as defined in the Loan Agreement.

                  3. Stockholders, in consideration of the Note and in order to secure the payment of the Note to the Lender have agreed to pledge all of the outstanding shares of common stock of Guarantor, to wit, 500 shares, by the delivery of the certificates evidencing such pledge shares to the Escrow Agent pursuant to the terms of this Agreement.

                              W I T N E S S E T H:

                  NOW, THEREFORE, in consideration of Paragraphs 1 through 3 as set forth in the Background of Agreement and in consideration of the covenants set forth herein, and in the Loan Agreement and as an inducement for the Lender to loan the sum of $2,000,000.00 to the Borrower and to accept the Note, and Additional Collateral from the Borrower as aforesaid, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby agree as follows:

                  1. Incorporation of Recitals. The Lender, Escrow Agent, Borrower, Guarantor, and Stockholders do hereby incorporate all of the terms and conditions as set forth in Paragraphs 1 through 3 in the Background of Agreement as if specifically set forth herein at length.

                  2. Escrow Agent. Lender, Borrower, Guarantor, and Stockholders do hereby appoint and designate The Farmers & Merchants National Bank as the Escrow Agent for the purposes herein set forth and the Escrow Agent shall serve without charge unless a default shall occur.



                  3. Deposit of Shares. Guarantor and the Stockholders hereby deposit with the Escrow Agent negotiable certificates, endorsed in blank, or with stock powers attached, evidencing 500 shares of common stock of Guarantor representing all of the outstanding, issued shares of the stock of Guarantor, the certificates being described in the schedule hereto attached together with all blank certificates and the stock ledger. All such certificates so deposited with the Escrow Agent evidencing shares of the Stockholders will be held and disposed of by the Escrow Agent in accordance with the terms and conditions of this Agreement.

                  4. Terms. Guarantor and the Stockholders hereby authorize the Escrow Agent to keep and preserve the Certificates evidencing the shares of Guarantor and the Stockholders in its possession pending payment of the Note. If the Borrower defaults in any of Borrower's undertaking set forth in the Note, or the Additional Collateral or if the Stockholders shall be in default of this Agreement and the default as defined in the Note, the Additional Collateral and/or this Agreement shall occur and be continuing and shall remain uncured after notice and a commercially reasonable opportunity to cure, and the unpaid principal balance of the Note and accrued and unpaid interest thereon shall thereby become due and payable, or if the Guarantor shall be in default of the Guaranty, the Lender shall have the right to have all the certificates then on deposit delivered to it and the Escrow Agent shall, at the end of thirty (30) days after receipt of written demand from the Lender, and evidence that notice of making such written demand shall have been given to Guarantor and Stockholders, deliver to the Lender the certificates evidencing common shares of Borrower then held by the Escrow Agent. Notwithstanding the foregoing, Stockholders may exchange pledge shares hereunder, for shares to be issued to Stockholders in RASCALS ENTERPRISES, INC., a Delaware Corporation, without further approval by the Lender.

                  5. Events of Default. Notwithstanding anything above or in amy other agreement between the parties to the contrary, default of this Agreement shall further be defined as including, but not being limited to the following:

                  a. Failure of Guarantor to pay any Corporate or Franchise tax or Federal tax or assessment for a period of ninety (90) days from the date of said payment becoming due.

                  b. A judgment or judgment in the aggregate amount of $100,000.00 or more being entered against the Borrower, Guarantor, or any of the Stockholders which remains unsatisfied for sixty (60) days which is not covered by insurance.

                  c. The failure of the Guarantor to pay any liquor bills, if any, within sixty (60) days after becoming due.

                  d. Any attempt on the part of Guarantor or any of its Stockholders to issue additional stock or any form of debenture bond or dispose of any of the stock of Guarantor or to assign, pledge, or otherwise encumber said stock during the term of this Agreement or the aforementioned debt without the consent of the Escrow Agent and the Lender.

                  e. Any attempt to transfer or attempt to transfer, assign, pledge or otherwise encumber any Plenary Retail Consumption License, any Plenary Retail Distribution License or any club license which Guarantor and/or Stockholders now own or may hereafter own.

                  f. The incurring, after the date of the Note, two major alcoholic beverage violations within any twelve (12) month period. For the purpose of this Agreement, 'major alcoholic beverage violation' shall mean a violation which is cause for the revocation of any license referred to in paragraph e. above.

                  g. Any failure to pay when due, any of the principal and/or interest payments of the Note for which this Agreement is collateral security.

                  h. Any violation of any of the laws of the State of New Jersey, Township of Ocean, or Untied States of America which result in the revocation of any permits, licenses or other municipal, state or federal licenses which are needed in order to properly operate the Guarantor and/or the business of the Guarantor.

                  i. Any violation and/or default in any of the terms and/or conditions of the Loan Agreement, Note, Guaranty, or any violation and/or default in any of the terms or conditions of the Related Documents as defined in the Loan Agreement.

                  j. Any default in the Note, or any other document executed by Borrower pursuant to the Loan Agreement or any default in any other document executed by Borrower, Guarantor, and/or Stockholders to or for the benefit of Lender in connection with the loan evidenced by the Loan Agreement and the Note.

                  k. The failure of Guarantor to maintain title to, and/or ownership of, a certain Plenary Retail Consumption License No. 1337-33-013-006 respecting the RASCALS COMEDY CLUB or to obtain a renewal thereof or to obtain a renewal of any other Plenary Retail Consumption License, Plenary Retail Distribution License or any club license that Guarantor and Stockholders now own or may hereafter own relating to or associated with the operations of Guarantor in the Township of West Orange, New Jersey.

                  6. Consent to Transfer; Further Assurances. Guarantor acknowledges and agrees to execute a consent to transfer a Plenary Retail Consumption License No. 1337-33- 013-006 which it now owns. The Guarantor and Stockholders agree that at any time and from time to time after the execution of this Agreement, they will execute, acknowledge and deliver all such further or other assurances, consents, documents, agreements, and amendments or supplements hereto or to any other of the Related Documents defined in the Loan Agreement and take such other action as may reasonable be required by Lender to effectuate the purposes of this Agreement or to otherwise carry out the intention of or facilitate the performance of this Agreement, or any other agreement with Lender. Guarantor agrees to execute such consents to transfer said license to Lender or any other Plenary Retail Consumption License that Guarantor may hereafter own. Stockholders specifically agree to execute consents to transfer stock on forms prescribed by Lender, provided however, that the execution of the aforesaid consent to transfer shall not be prohibited by the State of New Jersey or any political subdivision or commission thereof.

                  7. Loan Agreement. The Borrower, Guarantor, and Stockholders hereby agree to be bound by all of the terms and conditions of the Loan Agreements.

                  8. Statements. Guarantor and Stockholders agree that they will furnish to the Lender during the term of the Note and this Agreement, financial statements, quarterly statements, and income tax returns as required by Lender in the Loan Agreement.

                   9. Voting Rights. So long as the Borrower is not in default under the terms of the Loan Agreement and/or the Note, the Stockholders shall have the right to vote the shares on deposit with the Escrow Agent and the Lender shall, upon the signing of this Agreement, execute an appropriate proxy to the Stockholders as may be reasonably required by the Stockholders.

                  10. Termination of Escrow. When satisfactory proof has been presented to the Escrow Agent that all payments under the terms of the Note have been paid in full, the Escrow Agent shall deliver to the Stockholders, the shares in its possession, and all obligations between the Borrower, the Stockholders, the Lender, and the Escrow Agent shall thereupon cease.

                  11. Expenses. The Borrower, Guarantor, and/or Stockholders will pay all of the reasonable charges of the Escrow Agent, and such attorneys' fees, expenses and other costs as may be incurred by the Escrow Agent in connection with the administration of the provisions of this Agreement in the event of a default by the Borrower, Guarantor, and/or Stockholders.

                  12. Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of New Jersey. If there is a lawsuit, Borrower, Guarantor, and Stockholders agree, upon Lender's request, to submit to the jurisdiction of the courts of Cumberland County, State of New Jersey. The parties hereto hereby waive the right to any jury trial in any action, proceeding or counterclaim brought by either one against the other. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  13. Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

                  14. Notices. All notices required to be given under this Agreement shall be given in writing and shall be effective when actually delivered or when deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above.

                  15. Severability. If a court of competent jurisdiction finds any provision of this Agreement to be legally invalid, then in that event, such provision shall be deemed stricken from this Agreement and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

                  16. Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower, Guarantor, and Stockholders shall bind their successors and assigns and shall inure to the benefit of Lender, its successors and assigns.

                  17. Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of the Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and any other party hereto, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower, Guarantor, or Stockholders as to any future transactions.

                  18. Number and Gender. In this Agreement, the singular number shall be deemed to include the plural number and the plural number shall be deemed to include the singular number and each of the masculine, feminine and neuter genders shall be deemed to include the other genders where to context of this Agreement so requires.

                  IN  WITNESS   WHEREOF,   the  Lender,   Borrower,   Guarantor,
Stockholders and the Escrow Agent, have hereunto subscribed their names the date and year first above written.



Attest:                                Lender:
                                       The Farmers & Merchants National Bank




----------------------------           --------------------------------
Secretary                              Vice-President


                                       Borrower:

                                       COMREST, a New Jersey Partnership


----------------------------           --------------------------------
         GEORGE D. LORDI               Eduardo Rodriguez, Partner
AN ATTORNEY AT LAW OF NEW JERSEY



----------------------------           --------------------------------
         GEORGE D. LORDI               Mark Magnusson, Partner
AN ATTORNEY AT LAW OF NEW JERSEY

                                       W.H.R. REALTY PARTNERSHIP, a New Jersey
                                       Partnership



----------------------------           --------------------------------
         GEORGE D. LORDI               Eduardo Rodriguez, Partner
AN ATTORNEY AT LAW OF NEW JERSEY


----------------------------           --------------------------------
         GEORGE D. LORDI               Mark Magnusson, Partner
AN ATTORNEY AT LAW OF NEW JERSEY


Witness:                               Stockholders:


----------------------------           --------------------------------
         GEORGE D. LORDI               Mark Magnusson
AN ATTORNEY AT LAW OF NEW JERSEY




----------------------------           --------------------------------
         GEORGE D. LORDI               Eduardo Rodriguez
AN ATTORNEY AT LAW OF NEW JERSEY





Attest:                                Escrow Agent:
                                       The Farmers & Merchants National Bank



----------------------------           --------------------------------
Secretary                              Vice-President



                                       Guarantor:
                                       RASCALS COMEDY CLUB STAGE DOOR
                                       GRILL INC.,



                                       A New Jersey Corporation


Attest:


----------------------------           --------------------------------
Eduardo Rodriguez,                     Mark Magnusson
Secretary                              President

                                  STOCKHOLDERS
                    RASCALS COMEDY CLUB STAGE DOOR GRILL INC.


Stockholder                   Number of Shares           Certificate Number
--------------------------------------------------------------------------------
Mark Magnusson                      250                          4

Eduardo Rodriguez                   250                          5

                                TRANSFER OF STOCK


                  FOR VALUE RECEIVED, Mark Magnusson, hereby assigns and transfers unto The Farmers & Merchants National Bank, two hundred fifty (250) shares of the capital stock of RASCALS COMEDY CLUB STAGE DOOR GRILL INC., a New Jersey Corporation standing in his name on the books of said Corporation, represented by Certificate No. 4, and does hereby irrevocably constitute and appoint The Farmers & Merchants National Bank as attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises and with full power to do any and all acts necessary to transfer the said stock on the books of the within named Corporation.

                  The within transfer is being executed in accordance with the terms and conditions of a Stock Security and Pledge Agreement being executed simultaneously herewith.


Date:


                                                --------------------------------
                                                Mark Magnusson



In Presence of


-------------------------------------
         GEORGE D. LORDI
AN ATTORNEY AT LAW OF NEW JERSEY

                                TRANSFER OF STOCK


                  FOR VALUE RECEIVED, Eduardo Rodriguez, hereby assigns and transfers unto The Farmers & Merchants National Bank, two hundred fifty (250) shares of the capital stock of RASCALS COMEDY CLUB STAGE DOOR GRILL INC., a New Jersey Corporation standing in his name on the books of said Corporation, represented by Certificate No. 5, and does hereby irrevocably constitute and appoint The Farmers & Merchants National Bank as attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises and with full power to do any and all acts necessary to transfer the said stock on the books of the within named Corporation.

                  The within transfer is being executed in accordance with the terms and conditions of a Stock Security and Pledge Agreement being executed simultaneously herewith.


Date:


                                                --------------------------------
                                                Eduardo Rodriguez


In Presence of


---------------------------------
         GEORGE D. LORDI
AN ATTORNEY AT LAW OF NEW JERSEY

                          CONSENT TO TRANSFER OF STOCK



To:      Director of Alcohol Beverage Control

                  RASCALS  COMEDY  CLUB  STAGE  DOOR  GRILL  INC.,  a New Jersey
Corporation is the owner of Plenary Retail Consumption License No. 1337-33-013-006 heretofore issued by the Township of Ocean, County of Monmouth, New Jersey. I, Mark Magnusson hereby consent to the assignment and transfer to The Farmers & Merchants National Bank of two hundred fifty (250) shares of the capital stock of, RASCALS COMEDY CLUB STAGE DOOR GRILL INC., a New Jersey Corporation, standing in my name on the books of said Corporation represented by certificate number 4 and do hereby irrevocably constitute and appoint The Farmers & Merchants National Bank as attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises and with full power to do any and all acts necessary to transfer the said stock on the books of the within named Corporation.

The  within  transfer  is  being  executed  in  accordance  with the  terms  and
conditions   of  a  Stock   Security  and  Pledge   Agreement   being   executed
simultaneously herewith.


Date:


                                                --------------------------------
                                                Mark Magnusson


In Presence of


----------------------------------------
         GEORGE D. LORDI
AN ATTORNEY AT LAW OF NEW JERSEY

                          CONSENT TO TRANSFER OF STOCK



To:      Director of Alcohol Beverage Control

RASCALS COMEDY CLUB STAGE DOOR GRILL INC., a New Jersey Corporation is the owner of Plenary Retail Consumption License No. 1337-33-013-006 heretofore issued by the Township of Ocean, County of Monmouth, New Jersey. I,Eduardo Rodriguez hereby consent to the assignment and transfer to The Farmers & Merchants National Bank of two hundred fifty (250) shares of the capital stock of, RASCALS COMEDY CLUB STAGE DOOR GRILL INC., a New Jersey Corporation, standing in my name on the books of said Corporation represented by certificate number 5 and do hereby irrevocably constitute and appoint The Farmers & Merchants National Bank as attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises and with full power to do any and all acts necessary to transfer the said stock on the books of the within named Corporation.

The  within  transfer  is  being  executed  in  accordance  with the  terms  and
conditions   of  a  Stock   Security  and  Pledge   Agreement   being   executed
simultaneously herewith.


Date:



                                                --------------------------------
                                                Eduardo Rodriguez


In Presence of


---------------------------------
         GEORGE D. LORDI
AN ATTORNEY AT LAW OF NEW JERSEY